Exhibit 1.01



                             TERMS AGREEMENT



                                      May 9, 1995


Travelers Group Inc.
388 Greenwich Street, 20th Floor
New York, New York 10013

Attention: Chief Financial Officer
           -----------------------

Dear Sirs:

                  We understand that Travelers Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 99.067% of the principal amount thereof, together with accrued interest thereon from May 15, 1995, to the Closing Date. The Closing Date shall be May 16, 1995 at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

                  The Securities shall have the following terms:

             Title:              7-7/8% Notes due May 15, 2025
             Maturity:           May 15, 2025
             Interest Rate:      7-7/8%
             Interest Payment
               Dates:            May 15 and November 15,
                                 commencing November 15, 1995
             Regular Record
               Dates:            April 30 and October 31

             Initial Price to
               Public: 99.942% of the principal amount thereof plus accrued interest from May 15, 1995, to the date of payment and delivery

             Redemption
               Provisions:       The Securities are not redeemable by the
                                 Company prior to maturity

             Additional terms:   The provisions of Section 11.03 and
                                 11.04 of the Indenture relating to
                                 defeasance shall apply to the
                                 Securities.  The Securities shall be
                                 issuable as Registered Securities only.
                                 Principal and interest on the Securities shall be payable in United States dollars. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's
                                 Prospectus Supplement dated May 9, 1995.


                  All the provisions contained in the document entitled "Primerica Corporation-Debt Securities-Underwriting Agreement Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic Provisions varied with respect to this Terms
Agreement: (a) All references to Primerica Corporation shall refer to Travelers Group Inc.; (b) in the fifth line of the third paragraph of
Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (c) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".

                  Charles O. Prince, III, Esq., is counsel to the
Company.  Dewey Ballantine is counsel to the Underwriters.

                  The Securities will be made available for checking and packaging at the designated office of The Bank of New York at least 24 hours prior to the Closing Date.

                  Please accept this offer no later than 9:00 o'clock P.M. on May 9, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement, dated May 9, 1995, to purchase the Securities on the terms set forth therein."

                                      Very truly yours,

                                      SMITH BARNEY INC.
                                      BEAR, STEARNS & CO. INC.
                                      DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION
                                      CS FIRST BOSTON CORPORATION
                                      LEHMAN BROTHERS INC.
                                      J.P. MORGAN SECURITIES INC.
                                      MORGAN STANLEY & CO.
                                        INCORPORATED
                                      SALOMON BROTHERS INC


                                           By  SMITH BARNEY INC.



                                           By: /s/ Robert H. B. Baldwin, Jr.
                                               ------------------------------
                                               Robert H. B. Baldwin, Jr.
                                               Managing Director



             ACCEPTED:

             TRAVELERS GROUP INC.


             By: /s/ Firoz B. Tarapore
                 ------------------------
                 Firoz B. Tarapore
                 Deputy Treasurer

                                                    Principal
Underwriter                                          Amount
- -----------                                         ---------


SMITH BARNEY INC. . . . . . . . . . . . . . . . . . . . $25,000,000

BEAR, STEARNS & CO. INC.  . . . . . . . . . . . . . . . $25,000,000

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION . . $25,000,000

CS FIRST BOSTON CORPORATION . . . . . . . . . . . . . . $25,000,000

LEHMAN BROTHERS INC.  . . . . . . . . . . . . . . . . . $25,000,000

J.P. MORGAN SECURITIES INC. . . . . . . . . . . . . . . $25,000,000

MORGAN STANLEY & CO. INCORPORATED . . . . . . . . . . . $25,000,000

SALOMON BROTHERS INC  . . . . . . . . . . . . . . . . . $25,000,000

          Total . . . . . . . . . . . . . . . . . . .  $200,000,000
                                                      =============